Exhibit 99.1



Johnson & Johnson                        Guidant
Media Contact:                           Media Contact:
Jeffrey J. Leebaw    (732) 524-3350      Steven Tragash       (317) 971-2031

Investor Contacts:                       Investor Contacts:
Helen E. Short       (732) 524-6491      Andy Rieth           (317) 971-2061
Stan Panasewicz      (732) 524-2524      Doug Hughes          (317) 971-2039


                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------

               Johnson & Johnson and Guidant Announce Definitive
           Agreement Valued at $23.9 Billion Based on $76 per Share

         Transaction will bring together cardiovascular expertise and technologies to benefit patients and physicians worldwide

         New Brunswick, N.J. and Indianapolis, Ind. (December 15, 2004) - Johnson & Johnson (NYSE: JNJ), the world's most comprehensive and broadly based manufacturer of health care products, and Guidant Corporation (NYSE:
GDT), a world leader in the treatment of cardiac and vascular disease, today announced that they have entered into a definitive agreement whereby Johnson & Johnson will acquire Guidant for $25.4 billion in fully diluted equity value.

         Under the terms of the agreement, each share of Guidant common stock will be exchanged for $30.40 in cash and $45.60 in Johnson & Johnson common stock, provided the average Johnson & Johnson common stock price is between $55.45 and $67.09 during the 15-day trading period ending three days prior to the transaction closing. Each Guidant share exchanged would be converted into Johnson & Johnson common stock of not more than .8224 and not less than .6797 shares, plus $30.40 in cash. The transaction has an estimated net acquisition cost of $23.9 billion, as of the close of business on December 15, 2004, based upon Guidant's approximately 334 million fully diluted shares outstanding, net of estimated cash on hand at the time of closing.

                                    -more-

         The boards of directors of Johnson & Johnson and Guidant have given their respective approvals to the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, the European Union merger control regulation, and other customary closing conditions. The agreement will require the approval of Guidant's shareholders.

         Guidant and Cordis Corporation, a Johnson & Johnson Company, will become part of a newly created cardiovascular device unit within Johnson & Johnson. The newly created franchise will be named Guidant while the Cordis name will be retained for select businesses within the franchise. The franchise will be operated consistent with the Johnson & Johnson operating principle of decentralized management, which provides for focused management and fosters an entrepreneurial culture. This business unit will report to Nicholas J. Valeriani, a member of the Johnson & Johnson Executive Committee.

         "The combination of these businesses will enable us to bring innovative new therapies to patients and their physicians in this very important and fast growing therapeutic area," said William C. Weldon, Chairman and Chief Executive Officer of Johnson & Johnson. "Bringing Guidant into the Johnson & Johnson family of companies builds on our history of strategic acquisitions and partnerships that provide a foundation for sustained leadership and growth."

         Guidant business units include cardiac rhythm management (e.g. pacemakers and implantable cardioverter defibrillators), vascular intervention, cardiac surgery and endovascular solutions. These businesses will complement Johnson & Johnson's products and services in cardiology and medical devices, as well as provide future benefits for patients and physicians as a result of collaboration with the Johnson & Johnson pharmaceuticals and diagnostics businesses.


                                    -more-

         "This exciting new partnership opens a dynamic era of innovation and product development that will benefit millions of patients around the world," said Ronald W. Dollens, President and Chief Executive Officer of Guidant. "We are pleased to be joining Johnson & Johnson, one of the world's premier companies. We strongly believe that this exciting collaboration will benefit patients, customers, employees and shareholders." Mr. Dollens has agreed to continue to serve as Chief Executive Officer of Guidant until the transaction has closed.

         The cardiovascular segment continues to be one of the fastest growing areas in health care as populations in the United States and other countries age. As a combined entity, Guidant and Cordis will more effectively bring technologically based and innovative approaches to the treatment of cardiovascular diseases.

         This new organization will enable Johnson & Johnson to better address the needs of patients around the world who require treatment for heart failure and sudden cardiac death. This patient population continues to be significantly underserved. Additionally, Guidant's technology platforms, such as implantable micro-electronics, could be applied to current and future Johnson & Johnson products as part of future efforts to create innovative and advanced technologies in other healthcare areas, such as the neuromodulation market.

         In the interventional cardiology market, this business combination provides the capability to accelerate development of new technologically advanced products. This new business can utilize Cordis' expertise, intellectual property and experience in drug development, coating technology and polymers. Together with Guidant's strength in rapid and innovative development of stent platforms and delivery systems, the combined company will bring superior products to the market faster than either company could on its own.

                                    -more-

         Guidant Corporation pioneers lifesaving technology, giving an opportunity for better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of approximately 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information visit www.guidant.com.

         Johnson & Johnson, with approximately 109,000 employees, is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. Johnson & Johnson has more than 200 operating companies in 57 countries, selling products throughout the world. For more information visit www.jnj.com.

         Additional commentary regarding the financial impact will be discussed during the conference call noted below. Johnson & Johnson and Guidant will not be available for further comment until after the conference call has concluded.

                               NOTE TO INVESTORS

         Johnson & Johnson and Guidant will conduct a conference call with financial analysts to discuss this news release on December 16, 2004 at 9:00 a.m., Eastern Standard Time. A simultaneous webcast of the call for interested investors and others may be accessed by visiting the Johnson & Johnson website at www.jnj.com and clicking on "Webcasts/Presentations" in the Investor Relations section or by visiting the Investor Resources section on the Guidant website at www.guidant.com. A replay will be available at both websites.

         (This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Risks and uncertainties include the satisfaction of the conditions to closing, including receipt of shareholder and regulatory approval; general industry and market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations affecting domestic and foreign operations; and trends toward health care cost containment.

                                    -more-

         A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 28, 2003 and Exhibit 99 of Guidant's most recent 10-Q. Copies of said 10-K and 10-Q are available online at www.sec.gov or on request from the applicable company. Neither company assumes any obligation to update any forward-looking statements as a result of new information or future events or developments.)

Additional Information And Where To Find It

         This material is not a substitute for the prospectus/proxy statement Johnson & Johnson and Guidant (and a subsidiary thereof) will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Johnson & Johnson and Guidant (and a subsidiary thereof) with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attention: Investor Relations; or by directing a request when such a filing is made to Guidant Corporation, 111 Monument Circle, #2900, Indianapolis, IN 46204-5129,
Attention: Investor Relations.

         Guidant Corporation, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Guidant Corporation and their ownership of Guidant stock is set forth in the proxy statement for Guidant Corporation's 2004 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the prospectus/proxy statement when it becomes available.

                                     # # #